Exhibit 10.1

SALE AGREEMENT

THIS SALE AGREEMENT (the “Agreement”) is entered into by and RI REAL ESTATE, LLC, a Tennessee limited liability company (“Seller”), and AIS LEASING COMPANY, a Pennsylvania corporation (“Buyer”), as of the February __, 2026 (the “Effective Date”).

WITNESSETH:

For the covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

Article I.
DEFINITIONS

When used herein (with an initial capital letter), each of the following terms shall have the meaning set forth below.

“Business Days” means Monday through Friday, excluding federal holidays on which national banking associations in Pulaski, Giles County, Tennessee are authorized to be closed.

“Closing” means the closing and consummation of the transaction contemplated by this Agreement.

“Deed” shall have the meaning ascribed thereto in Section 5.2(a).

“Hazardous Substances” means all hazardous wastes, hazardous substances, extremely hazardous substances, hazardous constituents, hazardous materials and toxic substances that are regulated under any Legal Requirements pertaining to health, safety or the environment, including, but not limited to, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq., (ii) the Hazardous Materials Transportation Authorization Act of 1994, as amended, 49 U.S.C. § 5101 et seq., (iii) the Resource, Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901 et seq., (iv) the Clean Water Act, as amended, 33 U.S.C. § 1251 et seq., (v) the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. § 2601 et seq., (vi) the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq., and (vii) any so-called “superfund” or “superlien” law.

“Legal Requirements” means all applicable governmental laws, statutes, codes, ordinances, rules, regulations, orders, judgments and decrees.

“Monetary Liens” means all liens, mortgages, deeds of trust, financing statements, judgements, and other security interests encumbering the Property securing an ascertainable sum of money granted by or directly resulting from the affirmative acts of Seller.

“Owner’s Title Policy” means an Owner’s Policy of Title Insurance issued pursuant to the Title Commitment, which has liability limits equal to the Purchase Price.

“Permits” means all governmental permits related to the Real Property issued to Seller, including, but not limited to, certificates of occupancy, but excluding business permits issued to the Track Tenant or Richland.

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“Permitted Encumbrances” means (i) taxes and assessments for the year of the Closing and subsequent years to the extent not yet due and payable, (ii) the Track Lease and the rights of the Track Tenant thereunder, (iii) reservations, exceptions, covenants, conditions, restrictions, agreements, easements, setback lines and other matters of record, excluding Monetary Liens, as shown on Schedule B-II attached hereto and made part hereof1; (iv) zoning regulations and other governmental laws, rules, regulations, codes, orders and directives affecting the Property existing as of the Effective Date, (v) matters that would be revealed by an accurate survey or inspection of the Property, and (vi) the rights that the public and upper and lower riparian owners have in any waters present on the Property.

“Personal Property” means the equipment, furniture, trade fixtures, cranes and other personal property owned by Seller that is located on the Real Property and used primarily in connection with the operation thereof.

“Person” means any person, partnership, limited partnership, joint venture, corporation, limited liability company, trust, governmental authority or other entity.

“Property” means the Real Property and the Personal Property.

“Property Taxes” means the real estate taxes and assessments (general and special, public and private) levied against or upon the Real Property or as result of the ownership thereof.

“Purchase Price” shall have the meaning ascribed thereto in Section 2.1.

“Real Property” means Seller’s right, title and interest in the real property described on Exhibit A, including, but not limited to, (i) all buildings, structures, fixtures and improvements located on said real property, and (ii) all rights, privileges, interests and easements appurtenant to said real property.

“Richland Lease” means the Lease Agreement between Seller and Richland, dated December 31, 2018, pertaining to the Property.

“Richland” means Richland Industries, LLC, a Tennessee limited liability company.

“Seller’s Actual Knowledge” means the actual, conscious knowledge of Joseph F. Whelan and Ann Morlan Warner, without any investigation or inquiry. None of the aforementioned individuals shall have any personal liability under or in connection with this Agreement or any of the other Transaction Documents.

“Service Contracts” means all management, leasing, equipment rental, supply, security, maintenance, pest control, utility, waste disposal and other agreements related to the maintenance, repair, management, or operation of the Real Property or the Personal Property to which Seller is a party.

“Title Commitment” means a commitment for an ALTA Owner’s Policy of Title Insurance issued by the Title Company that shows that status of title to the Real Property.

“Title Company” means Fidelity National Title Insurance Company.

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“Track Lease” means the Track Lease Agreement between Richland, as landlord, and Tennessee Southern Railroad Company, LLC, as tenant, dated July 28, 2020, as the same is amended, modified or supplemented.

“Transaction Documents” means this Agreement and the documents executed by Seller and/or Buyer at Closing.

“U.C.C. Report” means a report, prepared by a company acceptable to Buyer, detailing the results of a search of the records of all offices where a security interest in the Personal Property may be filed.

Article II.
PURCHASE AND SALE

2.1. Sale and Purchase. Subject to and in accordance with the terms of this Agreement, Seller agrees to sell the Property to Buyer and Buyer agrees to purchase the Property from Seller. The purchase price for the Property shall be FOUR MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,900,000.00) (the “Purchase Price”). At the Closing, Buyer shall pay the Purchase Price to Seller, subject to any adjustments expressly to be made to the same hereunder, in immediately available funds by wire transaction to such account as Seller may specify, in writing. The Property does not include, and Seller is retaining and not transferring to Buyer, any insurance claims, insurance coverage or proceeds or condemnation awards arising from any incident, transaction or award occurring prior to the Closing.

2.2. Buyer’s Diligence Activities. Buyer shall indemnify, defend and hold harmless Seller from and against all claims, demands, actions, lawsuits, liabilities, damages, costs and expenses (including, but not limited to, court costs, litigation expenses and reasonable attorneys) arising as a result of Buyer’s activities on the Real Property prior to the Closing, except to the extent caused by the negligence or willful misconduct of Seller or any of its agents, employees, contractors, representatives or tenants. Notwithstanding the foregoing, Buyer’s indemnification shall not include the mere discovery of (i) any environmental contamination. (ii) any pre-existing defect in the improvements, and (iii) any violation of any applicable law or statute. Buyer’s obligations under this section shall survive the termination of this Agreement or the Closing, as applicable.

Article III.
SELLER’S COVENANTS

3.1. Leases. At or prior to Closing, Seller shall cause the Richland Lease to be terminated.

3.2. Monetary Liens. Seller shall cause all Monetary Liens that encumber the Property to be paid off or released by the Closing, excluding (i) the lien for Property Taxes for the year of the Closing and subsequent years, and (ii) any lien securing future assessments or other future charges under the Permitted Encumbrances. Seller shall be deemed to have complied with its obligations under this section with respect to any Monetary Lien if Seller has obtained a payoff letter from the beneficiary of such Monetary Lien setting forth the amount (the “Payoff Amount”) that must be paid to release such Monetary Lien as of the Closing, Seller tenders the Payoff Amount for such Monetary Lien to the Title Company, and the Title Company does not include such Monetary Lien in the final Owner’s Title Policy issued and insured at Closing. Seller’s obligations under this Section 3.2 shall survive Closing.

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Article IV.
REPRESENTATIONS AND WARRANTIES

4.1. Seller’s Representations and Warranties. Seller represents and warrants to Buyer that, as of the Effective Date:

(i) the execution, delivery and performance of this Agreement by Seller (A) has been duly and validly authorized, (B) does not conflict with or result in a violation of any judgment, order or decree of a court or arbiter which is binding upon Seller or the Property, and (C) does not constitute a default under any contract, agreement or other instrument by which Seller or the Property is bound;

(ii) (A) Seller has not filed a pending voluntary petition in bankruptcy or seeking to reorganize its affairs under the Bankruptcy Code of the United States or any other federal, state or local law related to bankruptcy, insolvency or relief for debtors, (B) Seller has not been adjudicated as bankrupt or insolvent, or (C) there is no pending involuntary petition filed against Seller under the Bankruptcy Code of the United States or any other federal, state or local law related to bankruptcy, insolvency or relief for debtors;

(iii) to Seller’s Actual Knowledge, (A) there are no pending or threatened lawsuits which would or could have an adverse effect upon Seller’s ability to fulfill its obligations under this Agreement, and (B) there are no pending or threatened governmental proceedings directly involving the Property, including, but not limited to, condemnation or eminent domain proceedings, excluding any proceeding generally applicable to similarly situated property in Pulaski, Tennessee;

(iv) except as set forth in any of the information furnished to Seller by Buyer, including, without limitation, the environmental assessments and other reports described on Exhibit B, to Seller’s Actual Knowledge, (A) no Hazardous Substances have been discharged, disbursed, released, stored, treated, generated, disposed of, incorporated into or allowed to escape on, under or about the Real Property in violation of Legal Requirements, and (B) there are no governmental investigations, administrative orders, agreements, or proceeding directly related to Hazardous Substances located on, under or about the Real Property in violation of Legal Requirements;

(v) except for the Permitted Encumbrances Seller has not entered into any leases, licenses or other agreements granting any Person the right to possess and utilize all or a portion of the Real Property;

(vi) all Service Contracts affecting the Property have been terminated, if any;

(vii) to Seller’s Actual Knowledge, there are no material violations by the Property of Legal Requirements or any easements, or covenants of record encumbering the Real Property;

(viii) to Seller’s Actual Knowledge, (A) the Permits are in good standing and in full force in effect, and (B) Seller has not received written notice from any governmental authority of a violation of the Permits or informing Seller that any of the Permits will not be renewed;

(ix) to Seller’s Actual Knowledge, no insurance company has indicated that (A) it may not renew the insurance covering the Property or (B) the premiums for such insurance may be increased due to the condition of the Property;

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(x) except for this Agreement and the Asset Sale Agreement (defined in Section 9.20 below), there are no existing purchase contracts, purchase options, rights of first refusal, rights of first negotiation, or other agreements under which Seller has agreed to sell any portion of the Property, excluding any Monetary Liens;

(xi) Seller is not a person or entity with whom U.S. persons are restricted from doing business under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (e.g. OFAC’s Specially Designated and Blocked Persons list), Executive Order 13224 or the USA Patriot Act;

(xii)  no work has been performed at or on the Property by or at the request of Seller, and no materials have been furnished to Seller at the Property which though not presently the subject of a lien might give rise to mechanics’, materialmen’s or other similar liens against Seller’s interest in the Property or any portion thereof, except for work and materials that have been paid for by Seller; and

(xiii) To Seller’s Actual Knowledge, no material structure, fence or other improvement on the Real Property encroaches onto the land of another Person.

No claim for a breach of any representation or warranty made by Seller in any of the Transaction Documents shall be made by Buyer if such breach (or the state of facts or other matters giving rise thereto) was known to Buyer prior to the Closing and Buyer elected to proceed with its acquisition of the Property.2

4.2. Buyer’s Representations and Warranties. Buyer represents and warrants to Seller, as of the Effective Date, as follows:

(i) the execution, delivery and performance of this Agreement by Buyer (A) has been duly and validly authorized, (B) does not conflict with or result in a violation of any judgment, order or decree of a court or arbiter which is binding on Buyer, and (C) does not constitute a default under any contract, agreement or other instrument by which Buyer is bound;

(ii) (A) Buyer has not filed any pending voluntary petition in bankruptcy or seeking to reorganize its affairs under the Bankruptcy Code of the United States or any other federal, state or local law related to bankruptcy, insolvency or relief for debtors, (B) been adjudicated as bankrupt or insolvent, or (C) had an involuntary petition filed against it under the Bankruptcy Code of the United States or any other federal, state or local law related to bankruptcy, insolvency or relief for debtors;

(iii) The sources of funds for payment by Buyer of the Purchase Price are not sources of funds which would be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 21 U.S.C. § 881 (Drug Property Seizure), Executive Order November 13224 on Terrorism Financing, effective September 24, 2001 (“Executive Order 13224”), or the United and Strengthening America by Providing Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (“USA Patriot Act”);

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(iv) Buyer is not a person or entity with whom U.S. persons are restricted from doing business under the regulations of OFAC of the Department of Treasury (e.g. OFAC’s Specially Designated and Blocked Persons list), Executive Order 13224 or the USA Patriot Act; and

(v) Neither Buyer nor any owner, shareholder, director, officer, parent company (directly or indirectly), subsidiary or affiliate of Buyer is a Person who is prohibited from purchasing the Property, or any portion of hereof, from Seller under any Legal Requirements, including, without limitation, any the laws of the State of Tennessee or the United States of America.

4.3. Survival. The representations and warranties set forth in this Article IV shall survive the Closing for a period of eighteen (18) months, and any claim based on breach of such representations and warranties must be brought by the filing of any appropriate legal action with a court of competent jurisdiction within such eighteen (18) month period or the same shall be lost forever.

Article V.
CLOSING

5.1. Closing. Subject to the other terms of this Agreement, the Closing shall take place on the Effective Date. The Closing shall be conducted using an escrow, through the office of the Title Company in Franklin, Tennessee, with (i) Seller delivering the documents to be executed and/or delivered by Seller under Section 5.2 and the other terms hereof (collectively, the “Seller Closing Documents”) to the Title Company, in escrow, on the date the Closing is scheduled to occur, and (ii) Buyer delivering an amount sufficient to pay the Purchase Price (less the amount of the Earnest Money) and other amounts payable by Buyer under this Agreement at Closing (collectively, the “Closing Proceeds”) and all of documents to be executed by Buyer under Section 5.2 and the other terms hereof (collectively, the “Buyer Closing Documents”) to Title Company, in escrow, on the date the Closing is scheduled to occur. Until the Closing takes place, Seller will retain dominion and control over the Seller Closing Documents and Buyer will retain dominion and control over the Closing Proceeds and the Buyer Closing Documents. At Closing, Seller shall cause the Title Company to deliver the Seller Closing Documents to Buyer and Buyer will cause the Title Company to deliver the Purchase Price and the Buyer Closing Documents to Seller.

5.2. Closing Deliveries.

(a) Special Warranty Deed. At the Closing, Seller shall convey all of Seller’s right, title and interest in the Real Property to Buyer, by a duly executed and recordable special warranty deed (the “Deed”), in the form attached hereto as Exhibit C, subject to the Permitted Encumbrances only.

(b) Quitclaim Deed. At the Closing, Seller shall convey all of Seller’s right, title and interest in the Real Property to Buyer, by a duly executed and recordable quitclaim deed, in the form attached hereto as Exhibit D.

(c) Bill of Sale. At the Closing, Seller shall convey the Personal Property to Buyer by a duly executed bill of sale, in the form attached hereto as Exhibit E, free and clear of all liens and encumbrances.

(d) New Leases. At the Closing, Seller and Buyer shall enter into new lease agreements, in the form attached hereto as Exhibit F-1 and Exhibit F-2, with respect to the space located at 275 Industrial Boulevard, Pulaski, Tennessee and space located at 450 Bennett Drive, Pulaski, Tennessee.

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(e) Assignment of Permits. At the Closing, Seller shall assign the Permits to Buyer to the extent the same are assignable by Seller, without consent and at no cost to Seller, and Buyer shall assume all of Seller’s obligations under or with respect to the Permits.

(f) 1445 Certificate. At the Closing, Seller shall execute and deliver to Buyer a properly completed certificate stating that Seller is not (i) a “foreign person” as defined in Section 1445 of the Internal Revenue Code and the regulations thereunder, or (ii) a “disregarded entity” as such term is defined in Section 1.1445-2(b)(2)(iii) of the Code of Federal Regulations.

(g) Owner’s Affidavit. At the Closing, Seller shall execute and deliver to Buyer and the Title Company an owner’s affidavit in the form attached hereto as Exhibit G.

(h) Closing Statement. At the Closing, Seller and Buyer shall prepare a written statement that sets forth the Purchase Price, all amounts being prorated between the parties pursuant to this Agreement at Closing, all expenses being paid by Seller or Buyer pursuant to this Agreement at Closing, and all disbursements to be made at the Closing on their behalf.

(i) Closing Submission Items. At the Closing, Seller shall deliver to Buyer: (i) current evidence of Seller’s authority to sell the Property to Buyer pursuant to this Agreement and a certificate of existence for Seller issued by the Secretary of State for the State of Tennessee; and (ii) an updated U.C.C. Report dated no more than five (5) days prior to the Closing.

(j) Possession. Upon the completion of the Closing, Seller shall deliver possession of the Real Property and the Personal Property to Buyer, subject to the Permitted Encumbrances.

5.3. Closing Costs.

(a) At the Closing, Seller shall pay (i) the cost of recording the instruments releasing the Monetary Liens, (ii) the one-half (1/2) of the fees charged by the Title Company to coordinate the Closing, and (iii) the cost of the Title Commitment and the premium for the Owner’s Title Policy, except Seller shall be responsible for the cost of any endorsements to the Owner’s Title Policy requested by Buyer.

(b) At Closing, Buyer shall pay (i) all transfer taxes due in connection with the conveyance of the Property to Buyer or the recording of the Deed, and (ii) the one-half (1/2) of the fees charged by the Title Company to hold the Earnest Money and coordinate the Closing.

(c) Except as otherwise expressly provided in this Agreement, Buyer shall be solely responsible for the costs it incurs in connection with its inspection and review of the Property. Each of the parties shall pay the attorneys’ fees it incurs in connection with the transaction contemplated by this Agreement.

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Article VI.
PRORATIONS, CREDITS AND ADJUSTMENTS

6.1. Calculation. All prorations (if any) to be made under this section “as of the Effective Date” shall be made as of 11:59 P.M. local time on the date immediately preceding the Effective Date, with the effect that Seller shall pay the portions of the expenses and receive the portions of the income to be prorated under this Agreement which are allocable to periods prior to the Effective Date and Buyer shall pay the portions of such expenses and receive the portions of such income which are allocable to periods from and after the Effective Date.

6.2. Property Taxes. Property Taxes for the year 2025 shall be paid by Buyer, at Closing, as provided in the Asset Sale Agreement. Property Taxes for the year 2026 shall be the sole responsibility of Buyer, and Buyer shall pay the same when due.

6.3. Utilities. Seller shall pay, or cause to be paid, all charges for utilities furnished to the Property prior to the Closing under any account established by Seller, except to the extent the same are to be paid by Richland, and Seller shall be entitled to retain any utility deposits made by Seller which are refundable. Buyer shall be responsible for making arrangements for the continuation of all utilities to the Property following the Closing, and Seller may discontinue, and cause to be discontinued, all utilities in its name or Richland’s name as of the Closing or as soon thereafter as is possible. Buyer acknowledges that there are utility accounts for the Property in the name of Richland, and such utility accounts shall be governed by the Asset Sale Agreement.

6.4. Unknown Amounts. In the event any amount to be paid by, or prorated between the parties, or credited to either of the parties under the terms of this Article VI is not known with certainty as of the Closing, the parties shall use an estimate of such amount at the Closing. If more current information is not available, such estimates shall be based upon the prior operating history of the Property and the most recent prior bills. As such estimated amounts become finally known, Seller and Buyer shall make any payments necessary to cause Seller and Buyer to pay the amounts it is responsible for under this Article VI, but no more.

6.5. Survival. The provisions of this Article VI shall survive the Closing.

Article VII.
DEFAULT/REMEDIES

7.1. Default. This Agreement is being executed and deliver at the Closing. Subject to the other terms hereof, if Seller or Buyer breaches any of the terms of this Agreement and does not cure such breach within ten (10) days after it is notified of the same by the non-breaching party, in writing, then the non-breaching party shall have the right to obtain any remedy available at law or in equity, including, but not limited to, the right to recover the actual damages that it suffers or incurs on account of the breach. Notwithstanding anything to the contrary, (i) in no event shall either party be liable for consequential, incidental, exemplary or punitive damages or lost profits as a result of its breach of this Agreement, and (ii) the aggregate liability of Seller for any breach of this Agreement by Seller shall not exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), except the foregoing limitation shall not apply to any liability arising as a result of any knowing and intentional breach of the representations and warranties set forth in Section 4.1 by Seller. The provisions of this Article VII shall survive Closing or termination of this Agreement.

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Article VIII.
DISCLAIMER

EXCEPT FOR THE REPRESENTATIONS, WARRANTIES, GUARANTEES AND ASSURANCES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, IS NOT MAKING AND SPECIFICALLY DISCLAIMS AND NEGATES ANY WARRANTIES, REPRESENTATIONS, GUARANTEES OR ASSURANCES (EXPRESS OR IMPLIED) REGARDING THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS, GUARANTEES AND ASSURANCES REGARDING (I) THE PRESENCE ON OR DISCHARGE FROM THE REAL PROPERTY OF ANY HAZARDOUS SUBSTANCES, (II) THE ENVIRONMENTAL CONDITION OF THE PROPERTY, (III) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF THE PROPERTY, (IV) THE QUALITY, NATURE, ADEQUACY OR CONDITION OF THE SOILS AND GROUNDWATER AT THE REAL PROPERTY, (V) THE EXISTENCE, QUALITY, NATURE, ADEQUACY OR CONDITION OF ANY UTILITIES AT OR NEAR THE REAL PROPERTY; (VI) THE PHYSICAL CONDITION OR DEVELOPMENT POTENTIAL OF THE PROPERTY, (VII) THE VALUE, PROFITABILITY, HABITABILITY, SUITABILITY, MERCHANTABILITY, MARKETABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (VIII) THE ZONING OF THE REAL PROPERTY OR THE PROPERTY’S COMPLIANCE WITH LEGAL REQUIREMENTS, (IX) THE EXISTENCE OF ANY PENDING OR THREATENED TAKING OF THE PROPERTY OR PORTION THEREOF BY CONDEMNATION OR EMINENT DOMAIN, (X) THE PROPERTY’S COMPLIANCE WITH THE PERMITTED ENCUMBRANCES, OR (XI) THE CONDITION OF TITLE TO THE PROPERTY OR THE NATURE, STATUS OR EXTENT OF ANY EASEMENT, RIGHT OF WAY, ENCUMBRANCE, LICENSE, RESERVATION OR OTHER MATTER AFFECTING TITLE TO THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT IT IS PURCHASING THE PROPERTY “AS-IS, WHERE-IS” WITH ALL FAULTS AND ALL LATENT OR PATENT DEFECTS.

EXCEPT FOR CLAIMS BASED ON SELLER’S BREACH OF THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS, AS OF THE CLOSING, BUYER, ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS, SHALL BE DEEMED TO HAVE WAIVED, RELEASED AND DISCHARGED SELLER FROM ALL CLAIMS THAT BUYER OR ITS SUCCESSORS OR ASSIGNS HAS OR MAY HAVE AGAINST SELLER RELATING TO THE PROPERTY, WHETHER KNOWN OR UNKNOWN, EXISTING OR ARISING IN THE FUTURE, INCLUDING, NOT LIMITED TO, CLAIMS ARISING OR RESULTING FROM THE PRESENCE ON OR DISCHARGE FROM THE PROPERTY OF ANY HAZARDOUS SUBSTANCES OR THE ENVIRONMENTAL CONDITION OF THE REAL PROPERTY. IT IS EXPRESSLY ACKNOWLEDGED AND AGREED THAT BUYER, ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS, IS WAIVING, RELEASING AND DISCHARGING ALL CLAIMS FOR CONTRIBUTION OR INDEMNITY THAT BUYER OR ITS SUCCESSORS AND ASSIGNS HAS OR MAY HAVE AGAINST SELLER, WHETHER KNOWN OR UNKNOWN, EXISTING OR ARISING IN THE FUTURE, BASED, IN WHOLE OR IN PART, UPON THE PRESENCE ON OR DISCHARGE FROM THE REAL PROPERTY OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONTAMINATION, INCLUDING WITHOUT LIMITATION, CLAIMS THAT MAY ARISE UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT, AS AMENDED 42 U.S.C. § 9601 AT SEQ.

THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING AND DELIVERY OF THE DEED.

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Article IX.
MISCELLANEOUS

9.1. Notices. All notices, consents and other communications (collectively, “Notices”) which may be or are required to be given by Seller or Buyer under this Agreement shall be properly given only if made in writing and sent by hand delivery, email transmission, or overnight delivery by a nationally recognized and reputable courier (such as, without limitation, Federal Express or UPS) in accordance with this section, with all delivery charges paid by the sender. Notices shall be sent to a party at the address of such party set forth in this section or such other address as a party may specify by written notice to the other party sent in accordance with the terms of this section.

If to Buyer:	AIS Leasing Company
c/o Cemtrex, Inc.
276 Greenpoint Ave, Ste 209
Brooklyn, New York 11222
E-mail: sgovil@cemtrex.com

with copy to:	Woods Oviatt Gilman LLP 1900 Bausch & Lomb Place
Rochester, New York 14604 Attn: Mark P. Lawrence, Esq. E-mail: mlawrence@woodsoviatt.com; gdobbins@woodsoviatt.com

If to Seller:	RI Real Estate, LLC
736 Fesslers Lane
Nashville, Tennessee 37210
Attn: Joe Whelan
Email: jwhelan@milsysgroup.com

with copy to:	Bradley Arant Boult Cummings LLP
1221 Broadway, Suite 2400
Nashville, Tennessee 37203
Attn: David A. Rutter
Email: drutter@bradley.com

Either party may change its address for Notices by giving written notice to the other party in accordance with this provision. Notices shall be deemed received: (i) if delivered by hand, on the date of delivery; (ii) if sent by overnight delivery service, on the date the same is deposited with the applicable carrier; and (iii) if sent by email, on the date of dispatch by the sender, provided, if the recipient has not confirmed receipt of a Notice sent by email, then a copy of such Notice must also be sent by one of the other means specified in this section within three (3) Business Days thereafter. The provisions of this section shall survive the termination of this Agreement.

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9.2. Brokers. Seller and Buyer each represents and warrants to the other that it has not dealt with any broker, brokerage firm, listing agent or finder in connection with the transaction contemplated by this Agreement, and each party hereto agrees to indemnify, defend and hold harmless the other party from and against any claims for a commission or other compensation made by a broker, brokerage firm, listing agent or finder with whom it has dealt or allegedly dealt. The provisions of this section shall survive the termination of this Agreement and Closing.

9.3. Assignment & Successors. Buyer shall not have the right to assign this Agreement, unless it obtains the prior written consent of Seller; provided no such assignment shall release Buyer from its obligations and liabilities hereunder. The terms of this Agreement shall be binding on Seller, Buyer and their respective successors and assigns.

9.4. Entire Agreement. This Agreement contains the final, complete and entire agreement of Seller and Buyer with respect to the matters contained herein, and no prior agreement or understanding pertaining to such matters shall be effective for any purpose. This Agreement may only be amended by a written instrument signed by Buyer and Seller.

9.5. No Offer. The submission of this Agreement by Seller shall not constitute an offer, and this Agreement shall become effective and binding only upon the execution and delivery by both Seller and Buyer. Furthermore, copies of this Agreement that have not been executed and delivered by both Seller and Buyer shall not serve as a memorandum or other writing evidencing an agreement between the parties.

9.6. Interpretation. FOR PURPOSES OF THIS AGREEMENT, TIME SHALL BE CONSIDERED OF THE ESSENCE. The titles, captions and section headings in this Agreement are for convenience only and shall not define, limit or expand the scope of any provision hereof. Seller and Buyer have agreed to the particular language of this Agreement, and any question regarding its meaning shall not be resolved by any rule providing for interpretation against the party who caused the uncertainty to exist or against the draftsman. In the event any words or phrases in this Agreement are stricken out or otherwise eliminated, whether or not any other words or phrases are added in their place, this Agreement shall be construed as though such words or phrases were never included herein and no inference shall be drawn therefrom. Unless the context indicates otherwise, (i) the terms “hereof”, “hereunder” and “herein” refer to this Agreement as a whole, (ii) the singular includes the plural and the masculine gender includes the feminine and neuter, and (iii) all references to articles, sections and subsections refer to the articles, sections and subsections of this Agreement.

9.7. Counterparts. This Agreement may be executed electronically and/or in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one (1) counterpart even though no one (1) counterpart contains the signatures of all of the parties to this Agreement.

9.8. Non-waiver. No waiver of any provision of this Agreement shall be deemed to have been made unless it is expressed in writing and signed by the party charged with making the waiver. No delay or omission in the exercise of any right or remedy accruing upon a breach of this Agreement shall impair such right or remedy or be construed as a waiver of such breach. The waiver of any breach of this Agreement shall not be deemed to be a waiver of any other breach hereof.

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9.9. Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by applicable law. If any provisions of this Agreement is invalid or unenforceable, the remainder of this Agreement shall not be affected thereby.

9.10. Schedules/Exhibits. Buyer and Seller acknowledge and agree that all schedules and exhibits referenced in this Agreement are attached hereto and incorporated herein by reference.

9.11. Attorneys’ Fees. The prevailing party in any legal proceeding related to this Agreement shall be entitled to recover the reasonable court costs, litigation expenses and attorneys’ fees that it incurs in connection with such legal proceeding from the non-prevailing party therein.

9.12. Business Days. If any date specified in this Agreement for the performance of an obligation, the delivery of an item, the giving of a notice or the expiration of a time period falls on a day other than a Business Day, then this Agreement shall be automatically revised so that such date falls on the next occurring Business Day.

9.13. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Tennessee, without regard any conflict of law principles that might dictate that the laws of another jurisdiction should be applied.

9.14. Waiver of Jury Trial. SELLER AND BUYER HEREBY EXPRESSLY WAIVE THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIM (I) ARISING UNDER THE TRANSACTION DOCUMENTS, OR (II) CONNECTED WITH OR RELATED TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING. SELLER OR BUYER MAY FILE AN ORIGINAL OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE FOREGOING WAIVER.

9.15. Venue. PROPER VENUE FOR ANY ACTION ARISING UNDER OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION CONTEMPLATED THEREIN SHALL BE IN THE STATE COURTS HAVING JURISDICTION OVER PULASKI, GILES COUNTY, TENNESSEE. ALL PARTIES HERETO CONSENT TO SUCH COURTS HAVING PERSONAL JURISDICTION AND WAIVE WHATEVER RIGHTS THEY HAVE TO BE SUED ELSEWHERE.

9.16. No Recorded Agreements. In no event shall Buyer record a copy of this Agreement or any memorandum or notice hereof.

9.17. Limitations on Liability. No partner, limited partner, shareholder, member, advisor, trustee, director, officer, employee, beneficiary, representative or agent of Seller shall have any personal liability, directly or indirectly, under any of the Transaction Documents or in connection with the transaction contemplated therein. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any partner or member of Seller (or of any partner or member in an entity that is a constituent partner or member of Seller), nor any obligation of any partner or member of Seller (or of any partner or member in an entity that is a partner or member of Seller) to restore a negative capital account or to contribute capital to Seller (or to any partner or member of Seller) shall be deemed to be the property or an asset of Seller or any such other partner or member of Seller (and Buyer shall not have any right to enforce any obligations or liabilities related to any such negative capital account or any such capital contribution obligation).

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9.18. 1031 Exchange. Either party may engage in an exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, utilizing a “qualified intermediary”, as such term is defined under Treas. Reg. § 1.1031(k)-1(g)(4), in connection with its purchase or sale of the Property, as applicable. If Seller or Buyer elects to engage in such a like-kind exchange, (i) it may assign its right, title and interest in this Agreement to a qualified intermediary in order to facilitate the exchange, provided it shall remain primarily responsible for fulfilling its obligations and liabilities hereunder, (ii) the other party shall have no recourse whatsoever as against the qualified intermediary, and (iii) the other party shall execute any documents necessary in connection with the exchange so long as the same do not increase its obligations or decreases its rights under this Agreement. Notwithstanding anything to the contrary, neither party shall be required to incur any cost or liability in connection with a like-kind exchange being conducted by the other party nor shall either party be required to take title to any other property in connection with a like-kind exchange being conducted by the other party.

9.19. Further Acts. The parties each agree to execute, acknowledge and deliver all such further instruments and to take all such further action at or after the Closing as shall be necessary to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby; provided, neither party shall be required to execute any instrument or take any action that increases its obligations or liabilities or decreases its rights under this Agreement. The provisions of this section shall survive the Closing.

9.20. Simultaneous Asset Purchase Closing. The parties obligations and liabilities under this Agreement as contingent upon the closing of the transaction contemplated by the Asset Purchase Agreement dated as of the Effective Date (the “Asset Sale Agreement”), occurring simultaneously with the Closing. If the closing of the transaction contemplated by the Asset Sale Agreement does not occur at the time the Closing is scheduled to occur, either Seller or Buyer may terminate this Agreement by giving written notice to the other party.

9.21. Survival. The provisions of this Article IX shall survive Closing or termination of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year set forth in its signature block below.

SELLER:

RI Real Estate, LLC

By:
Name:
Title:
Date:

BUYER:

AIS Leasing Company

By:
Name:
Title:
Date:

.

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EXHIBIT A

DESCRIPTION OF REAL PROPERTY

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EXHIBIT B

DILIGENCE REPORTS

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EXHIBIT C

FORM OF SPECIAL WARRANTY DEED

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EXHIBIT D

FORM OF QUITCLAIM DEED

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EXHIBIT E

FORM OF BILL OF SALE

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EXHIBIT F-1

FORM OF NEW LEASE

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EXHIBIT G

FORM OF OWNER’S AFFIDAVIT

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